BRADLEY PHARMACEUTICALS, INC.
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Bradley Pharmaceuticals, Inc.:


     The Annual Meeting of Shareholders (the "Meeting") of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 383 Route 46 West, Fairfield, New Jersey 07004, on June 29, 2000, 11:00 A.M., Local Time, to consider and act upon the following:

     1. To elect seven directors of the Company, three by the holders of the Common Stock of the Company voting separately as a class, and four by the holders of the Class B Common Stock of the Company voting separately as a class, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;


     2. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.


     Only shareholders of record of the Common Stock and Class B Common Stock of the Company, each $.01 par value per share, at the close of business on May 1, 2000 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.


     All shareholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.



                           By Order of the Board of Directors.





                                          /S/Daniel Glassman
                                          ----------------------------
                                          DANIEL GLASSMAN
                                          Chairman and CEO


Dated: May 12, 2000





                                IMPORTANT
                                ---------

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.






                     BRADLEY PHARMACEUTICALS, INC.

                          383 Route 46 West
                   Fairfield, New Jersey 07004-2402

                    ------------------------------


                           PROXY STATEMENT
                    Annual Meeting of Shareholders
                            June 29, 2000

                    ------------------------------


                               GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at 383 Route 46 West, Fairfield, New Jersey 07004, on June 29, 2000, at 11:00 A.M., Local Time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 383 Route 46 West, Fairfield, New Jersey 07004-2402. The approximate date on which this Proxy Statement and accompanying Proxy is first being sent or given to the shareholders is June 10, 2000.

     The Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted FOR the election as directors of the persons who have been nominated by the Board of Directors, and in accordance with the judgment of the person or persons voting the proxies on any other matters that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                             VOTING SECURITIES

     At the close of business on May 1, 2000, the record date for the determination of shareholders entitled to vote at the Meeting (the "Record Date"), the Company had outstanding 8,200,212 shares of its Common Stock, $.01 par value per share (the "Common Stock"), and 431,552 shares of its Class B Common Stock, $.01 par value per share (the "Class B Common Stock"). There were no other classes of voting securities outstanding at the Record Date. The holders of such Common Stock and Class B Common Stock are entitled to one vote and five votes, respectively, for each share held on such Record Date, but with respect to the election of Directors, so long as there are at least 325,000 shares of Class B Common Stock issued and outstanding (of which there were as of the Record Date), holders of Class B Common Stock, voting separately as a class, are entitled to elect a majority of the directors and holders of Common Stock, voting separately as a class, are entitled to elect the balance of the directors. Thus, the holders of the Class B Common Stock will elect four of the directors and the holders of the Common Stock will elect three of the directors.

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the Proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business.

     If no direction is indicated, the Proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc., a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a shareholder present at the Meeting may abstain with respect to such election. The treatment of broker "non-votes" and abstentions with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     A copy of the Company's 1999 Annual Report to Shareholders is also being mailed to you with this Proxy Statement. Said Annual Report contains the financial statements of the Company and a report with respect thereto by Grant Thornton LLP, the Company's independent auditors. Said Annual Report is not deemed a part of the soliciting material for the Proxy.


           OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
                      AND FIVE PERCENT BENEFICIAL HOLDERS

     The following table sets forth certain information as of December 31, 1999, regarding the ownership of the Company's Common Stock and Class B Common Stock by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth elsewhere in this Proxy Statement, (iii) each beneficial owner of more than five percent of the Common Stock and Class B Common Stock of the Company known by management and (iv) all directors and executive officers of the Company, as a group, and the percentage of outstanding shares of Common Stock and Class B Common Stock beneficially held by them on that date.

     Since each share of Class B Common Stock may be converted at any time by the holder into one share of Common Stock, the beneficial ownership rules promulgated under the Securities Exchange Act of 1934, as amended, require that all shares of Common Stock issuable upon the conversion of Class B Common Stock by any Stockholder be included in determining the number of shares and percentage of Common Stock held by such Stockholder. The effect of the assumption that such Stockholder is the beneficial owner of such shares is also reflected in the following table. For a more complete description of the method used to determine such beneficial ownership, see footnote 2 to the following table:



                              Amount and Nature of
                              Beneficial Owner(1)(2)       Percent of Class(2)
                              ----------------------       -------------------
                                            Class B                    Class B
Name and Address of             Common      Common           Common    Common
Beneficial Owner                Stock       Stock            Stock     Stock
----------------              ----------  ----------       ---------- --------
Daniel Glassman               891,806(3)  316,736(4)         10.88%    73.39%
383 Route 46 West
Fairfield, NJ

Iris S. Glassman              252,373(5)   37,283(6)          3.08%     8.64%
383 Route 46 West
Fairfield, NJ

David H. Hillman              123,016(7)   43,610             1.50%    10.11%
383 Route 46 West
Fairfield, NJ

Philip McGinn, Jr., Ph.D.      20,198(8)     -0-                *        -
383 Route 46 West
Fairfield, NJ

Alan G. Wolin, Ph.D.           78,941(9)     -0-                *        -
383 Route 46 West
Fairfield, NJ

Seymour Schlager, M.D.         5,000(13)     -0-                *        -
383 Route 46 West
Fairfield, NJ

Robert Dubin                  19,769(11)     -0-                *        -
383 Route 46 West
Fairfield, NJ

Gene L. Goldberg              61,383(10)    10,192              *       2.36%
383 Route 46 West
Fairfield, NJ

Maurice Woosley               26,194(12)     -0-                *        -
383 Route 46 West
Fairfield, NJ

Berlex Laboratories, Inc.  2,200,000(14)     -0-              26.68%     -
340 Changebridge Road
Montville, NJ  07045

All executive officers     1,478,680(3)    407,821            18.03%   94.50%
and Directors as a group   (4)(5)(6)(7)    (4)(6)
(9 Persons)                (8)(9)(10)
                           (11)(12)(13)


* Represents less than one percent




(1) Unless otherwise indicated, the Stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name under the columns Common Stock includes shares of Common Stock issuable upon exercise of presently exercisable warrants and Stock options and shares of Common Stock issuable upon conversion of shares of Class B Common Stock. The shares of Common Stock so issuable upon such exercise, exchange or conversion by any such Stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other Stockholder.

(3) Includes 316,736 shares issuable upon conversion of a like number of shares of Class B Common Stock. Of these shares, 86,548 shares are owned indirectly by Mr. Glassman through affiliates and 479,422 shares underlie presently exercisable options owned by Mr. Glassman.
         Mr. Glassman's affiliates have disclaimed beneficial ownership over all of these shares. Mr. Glassman disclaims beneficial ownership over shares and options owned by his spouse, Iris S. Glassman.

(4) Includes 26,098 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman's affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris S. Glassman, Mr. Glassman's spouse.

(5) Includes 37,283 shares issuable upon conversion of a like number of shares of Class B Common Stock, 6,800 shares owned indirectly by Mrs. Glassman through affiliates, 40,220 shares owned indirectly by Mrs. Glassman as trustee for her children's trusts and 168,070 shares underlying presently exercisable options. Mrs. Glassman disclaims beneficial ownership over all shares beneficially owned by her husband, Daniel Glassman.

(6) Includes 20,880 shares owned indirectly by Mrs. Glassman as trustee for the Bradley Glassman 1995 Trust. Mrs. Glassman disclaims beneficial ownership over all shares of Class B Common Stock beneficially owned by her husband, Daniel Glassman.

(7) Includes 43,610 shares issuable upon conversion of a like number of shares of Class B Common Stock, 1,780 shares owned indirectly by Mr. Hillman through an affiliate and 71,151 shares underlying presently exercisable options. Mr. Hillman's affiliate has disclaimed beneficial ownership over shares owned by it.

(8)      Includes 5,000 shares underlying presently exercisable options.

(9)      Includes 12,300 shares underlying presently exercisable options.

(10) Includes 10,192 shares issuable upon conversion of a like number of shares of Class B Common Stock. Of these shares 48,446 shares underlie presently exercisable options.

(11) 2,769 shares are owned indirectly as trustee for Mr. Dubin's children and by his spouse. Includes 17,000 shares underlying presently exercisable options.

(12)     Includes 18,000 shares underlying presently exercisable options.

(13)     Includes 5,000 shares underlying presently exercisable options.

(14) Includes 1,450,000 shares of Common Stock and 750,000 shares underlying presently exercisable warrants.



                                 PROPOSAL I

                           ELECTION OF DIRECTORS

     At the meeting, seven directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify. Three directors are to be elected by the holders of the Common Stock, voting separately as a class, and four directors are to be elected by the holders of the Class B Common Stock, voting separately as a class.
Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees of the Board of Directors named below as directors of the Company for each respective class of Stock. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present with respect to each of the Common Stock and Class B Common Stock, a vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting, is required to elect the Common Stock nominees as directors and a vote of a majority of the shares of Class B Common Stock present, in person or by proxy, at the Meeting, is required to elect the Class B nominees as directors.


              Nominees for Election by the Holders of Common Stock

Philip W. McGinn, Jr., Ph.D.

     Dr. Philip W. McGinn, age 74, has served as a director of the Company since December 1996. Since 1984, Dr. McGinn has also served as President of Worldwide Marketing and Translation Services, Inc., a New Jersey based company providing consulting services in new product and company acquisitions, marketing, market analysis, promotional planning, sales training, management development and business, educational and translation services. Dr. McGinn also served as Associate Dean, School of Health Professions, Long Island University, from 1990 to 1996.

Bruce W. Simpson

     Bruce W. Simpson, age 58, has served as one of the Company's directors since January 2000. Mr. Simpson currently heads a private consulting firm that specializes in marketing and business development in the healthcare industry. Prior to founding his own healthcare consulting firm, Mr. Simpson was President of Genpharm, Inc. and President and CEO of Medeva Pharmaceuticals. Previous to those positions, Mr. Simpson served in the capacity of Vice President of Sales & Marketing, and Executive Vice President of Ethical Pharmaceuticals for Fisons Corporation. Mr. Simpson received a M.B.A. from the University of Hartford.
He has been affiliated with the American Academy of Allergy and currently is a Board Member of Menley & James Pharmaceuticals.

Alan G. Wolin, Ph.D.

     Alan G. Wolin, Ph.D., age 67, has served as a director of the Company since May 1997. Since 1988, Dr. Wolin has served as an independent consultant to various companies in the food, drug and cosmetic industries. Between 1962 and 1987, Dr. Wolin served M&M/Mars, the world's largest candy company, in various capacities, including Director of Consumer Quality Assurance and Quality Coordination. In his capacity as Director of Consumer Quality Assurance and Quality Coordination, Dr. Wolin was responsible for ensuring consumer quality and public health issues relating to M&M/Mars' products.

         Nominees for Election by the Holders of Class B Common Stock

Daniel Glassman

     Daniel Glassman, age 57, is the founder of the Company and has served as its Chief Executive Officer since the Company's inception in January 1985. Mr. Glassman has also served as the Company's Chairman of the Board since January 1985 and as President of the Company since February 1991. Mr. Glassman, a registered pharmacist, is also Chairman of the Board of Banyan Communications Group Inc., a communications company founded by Mr. Glassman ("Banyan"). Banyan encompasses two marketing research organizations (Danis Research and Hospital Research Associates) and an advertising agency (Daniel Glassman Advertising). Mr. Glassman has operated these companies for more than the last eighteen years. Mr. Glassman was previously Vice President for Client Services for Medicus Communications, Inc., where he directed marketing programs for pharmaceutical companies such as Procter & Gamble, Rorer, Schering-Plough Corporation and Merrell-Dow, Inc. Mr. Glassman is the husband of Iris Glassman, the Treasurer and a director of the Company. Mr. Glassman is also Chairman of the Board, President and Chief Executive Officer of Doak Dermatologics, Inc., Bradley Pharmaceuticals Overseas, Ltd. and Bradley Pharmaceuticals (Canada), Inc., each a subsidiary of the Company. Mr. Glassman was the recipient of the Entrepreneur of the Year Award in the Life Sciences category, sponsored by Ernst & Young LLP in 1995. Also in 1995, under the leadership of Mr. Glassman, the Company was recognized as one of INC Magazine's 100 Hottest Small Public Companies.

Richard C. Fuisz, M.D.

     Richard C. Fuisz, M.D., age 60, has served as one of the Company's directors since March 2000. Dr. Fuisz founded Fuisz Technologies, Ltd., in 1990. Fuisz Technologies Ltd., a leading specialty pharmaceutical company focusing on drug delivery, was purchased by Biovail Corporation International in 1999. Prior to founding Fuisz Technologies, Ltd., Dr. Fuisz founded Medcom, Inc., a publicly traded company functioning in manpower development for training programs. He served as CEO until the company was sold to Baxter International in 1980. Dr. Fuisz received his M.D. from Georgetown University School of Medicine. He served his Internship and Residency at Harvard University Service of Cambridge City Hospital. While in the military, Dr. Fuisz served in the Executive Office of the President of the United States, Office of Telecommunications Management. Dr. Fuisz holds 90 U.S. patents in technology and currently serves as consultant to Elan Corporation, PLC and Biovail Corporation.

Iris S. Glassman

     Iris S. Glassman, age 57, has served as Treasurer of the Company since its inception in 1985. Mrs. Glassman has also served as a director of the Company since January 1985. Mrs. Glassman is the wife of Daniel Glassman and has approximately 20 years of diversified administrative and financial management experience, including serving in the capacity of Secretary of Banyan.

Seymour I. Schlager, M.D.

     Seymour I. Schlager, M.D., J.D., age 50, has served as a director of the Company since July 1998. From 1989 to 1991, Dr. Schlager served as Venture Head of the AIDS/Antiviral Pharmaceutical product development group of Abbott Laboratories. In 1997, Dr. Schlager received a Juris Doctorate, cum laude, from William Howard Taft University School of Law complementing his M.D. from the University of Miami School of Medicine. Currently, Dr. Schlager is Worldwide Medical Director for the Becton Dickinson Medical and Advanced Drug Delivery businesses.


                 Other Executive Officers of the Company

Dileep Bhagwat, Ph.D.

     Dileep Bhagwat, Ph.D., age 49, has served as Vice President and Chief Scientific Officer since September 1999. Previously, Dr. Bhagwat was employed at Penwest Pharmaceuticals, as Vice President, Scientific Development and Regulatory Affairs. Prior to that appointment, Dr. Bhagwat was Assistant Director of Pharmaceutical Development at Purdue Frederick Research Center. Dr. Bhagwat holds a M.S. and Ph.D. in Industrial Pharmacy from St. John's University and a M.B.A. from Pace University.

Robert Dubin, R.Ph.

     Robert Dubin, R.Ph, age 52, has served as Senior Vice President, Sales and Contract Administration since 1997. Prior experience as a manufacturer of food products for a major U.S. food distributor. Previously held Consultant Pharmacist position for a major group of nursing homes in the Chicago area; also owner/operator of 15 pharmacies and health clinics.

Gene L. Goldberg

     Gene L. Goldberg, age 62, has served as Senior Vice President, Marketing and Business Planning of the Company since January 1997. Formerly Executive Vice President of Daniel Glassman Advertising and Vice President and Account Supervisor for William Douglas McAdams. Also garnered experience as Senior Product Manager for USV Pharmaceutical Corporation, division of Revlon Healthcare Group; Project Director in Market Research at McAdams, Geigy Pharmaceutical Company and Lea-Mendota Research Group.

Maurice Woosley

     Maurice Woosley, age 59, currently retired, served as President of the Company's international division and Vice President from January 1997 to February 2000. From May 1996 to December 1996, Mr. Woosley served as Vice President of the Company's international division. From November 1994 to April 1996, Mr. Woosley served as Worldwide Marketing Director of Datascope, Inc., a New Jersey based medical device manufacturer. From September 1990 to October 1994, Mr. Woosley served as Global Marketing Director for Davis & Geck, a New Jersey based medical product manufacturer.

                     BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1999, there were five (5) meetings of the Board of Directors. All directors attended at least 75% of these meetings.

     The Board of Directors has designated from among its members an Audit Committee, which consists of Dr. McGinn, Mr. Simpson and Dr. Wolin. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held one (1) meeting during 1999. The Company does not have a nominating committee.

     The current members of the Compensation Committee are Mr. Glassman, Mrs. Glassman and Dr. McGinn. Except for Mr. and Mrs. Glassman, no member of the Compensation Committee was at any time during 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the years ended December 31, 1999 and 1998, the Company received administrative support services (consisting principally of advertising services, mailing, copying, financial services, data processing and other office services) which were charged to operations from Banyan Communications Group, Inc., an affiliate, in the amount of $197,800 and $184,800, respectively.

     The Company leases office facilities in Fairfield, New Jersey from Daniel and Iris S. Glassman, directors and shareholders of the Company. The lease is for the period from February 1, 1998 to January 31, 2003 for 14,100 square feet of office and warehouse space. The rent expense, including an allocated portion of real estate taxes, was approximately $224,000 and $228,000 for the years ended December 31, 1999 and 1998, respectively.

     On January 3, 2000, the Company advanced $100,000 to Daniel Glassman, pursuant to a promissory note bearing interest at 8.25% per annum. The accrued interest and principal is due in full, three years from the execution date, except that fifty percent of any future bonus payments will be applied first to accrued interest, then to principal.



               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                        Summary Compensation Table
                        --------------------------

     The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 1999, 1998, and 1997, to Daniel Glassman, the Company's President and Chief Executive Officer, Robert Dubin, Vice President of Sales and Contract Administration, Gene L. Goldberg, Senior Vice President of Marketing and Business Planning and Maurice Woosley, President, Bradley International. No other executive officer of the Company earned total annual salary and bonus for 1999 in all capacities in which such person served the Company in excess of $100,000. There were no restricted Stock awards, long-term incentive plan payouts or other compensation paid during 1999 to the executive officers named in the following table except as set forth below:


                                                            Long-Term
                                                           Compensation
                                 Annual Compensation          Awards
                                 -------------------         --------

Name and Principal Position   Year     Salary     Bonus  Securities Underlying
---------------------------   ----     ------     -----  ---------------------
                                                             Options(1)
                                                             ----------

Daniel Glassman               1999   $196,700   $18,400      300,000(3)
 President and                1998   $164,800      -0-        55,000(2)
 Chief Executive Officer      1997   $128,900      -0-          -0-

Robert Dubin                  1999   $127,900    $7,600         -0-
 Senior Vice President        1998   $115,400      -0-         6,000
 of Sales and Contract        1997   $100,600      -0-          -0-
 Administration

Gene L. Goldberg              1999   $141,200    $8,100         -0-
 Senior Vice  President       1998   $135,400      -0-          -0-
 Marketing and Business       1997   $129,400      -0-          -0-
 Planning

Maurice Woosley               1999   $127,700    $7,600         -0-
 President, Bradley           1998   $120,900      -0-          -0-
 International                1997   $114,500      -0-          -0-

(1)      All of these options are exercisable into shares of Common Stock.

(2) Of these shares, 25,000 underlie options granted on January 27, 1998 to replace a like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after January 27, 1999, 2000, 2001 for 8,333, 8,333 and 8,333 shares, respectively, at an exercise price of $1.99 per share, 110% of the fair market value for shares of Common Stock on the date of the grant. These options will expire on January 26, 2003. The remaining 30,000 shares underlie options granted on June 9, 1998 to replace like number of options previously granted to Mr. Glassman which expired by their terms. These options are exercisable anytime prior to June 8, 2003 at an exercise price of $2.07 per share, 110% of the fair market value for shares of Common Stock on the date of grant.

(3) Of these shares, 150,000 underlie options granted on January 21, 1999 to replace a like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after January 21, 1999, 2000, 2001 for 50,000, 50,000 and 50,000 shares, respectively, at an exercise price of $1.44 per share, 110% of the fair market value for shares of Common Stock on the date of the grant.
         These options will expire on January 20, 2004. The remaining 150,000 shares underlie options granted on October 26, 1999 to replace like number of options previously granted to Mr. Glassman which expired by their terms. These options are exercisable after October 26, 2000, 2001, 2002 for 50,000, 50,000 and 50,000 shares, respectively, at an exercise price of $1.17 per share, 110% of the fair market value for shares of Common Stock on the date of grant. These options will expire on October 25, 2004.

                            Option Grants in 1999
                            ---------------------

     The following table sets forth information concerning outstanding options to purchase shares of the Company's Common Stock granted by the Company to Directors and Officers during 1999. Neither options to purchase shares of Class B Common Stock nor Stock appreciation rights were granted by the Company during 1999. The exercise prices for all options reported below are not less than 100% of the per share market prices for Common Stock on their dates of grant.


                                      Individual Grants
                                      -----------------
                      Number of       % of Total Options   Exercise
                     Securities          Granted To        or Base
                  Underlying Options     Employees          Price    Expiration
Name                   Granted           in 1999(1)                     Date
----                   -------           ----------        --------     ----

Daniel Glassman        150,000             45.87%            1.44     01/21/04
                       150,000             45.87%            1.17     10/25/04
Dileep Bhagwat          12,000              3.67%            1.09     09/07/09




        Aggregated Option Exercises in 1999 and Year-End Option Values
        --------------------------------------------------------------

     The following table presents the value, on an aggregate basis, as of December 31, 1999, of outstanding Stock options held by the executive officers of the Company listed in the Summary Compensation Table above. No Stock options were exercised by the executive officers listed below during 1999.


                  Number of Securities Underlying       Value of Unexercised
                     Unexercised Options at             In-the-Money Options
                           Year-End                         at Year-End(1)
                           --------                         --------------

Name             Exercisable        Unexercisable     Exercisable  Unexercisable
----             -----------        -------------     -----------  -------------
Daniel Glassman    479,422            266,667           $25,988         -0-
Robert Dubin        17,000              4,000            $7,500         -0-
Gene L. Goldberg    48,446               -0-            $12,750         -0-
Maurice Woosley     18,000               -0-               -0-          -0-

(1) Based on the closing sale price of $1.094 per share of Common Stock on December 31, 1999, as reported by NASDAQ.


                        Employment Contracts and
         Termination of Employment and Change-in-Control Arrangements
         ------------------------------------------------------------

     The Company does not have any employment contracts or termination of employment or change-in-control arrangements with any of its executive officers.


                       Compensation of Directors
                       -------------------------

     Directors who are not officers or employees of the Company receive a director's fee of $600 and $750 for each meeting of the Board of Directors for 1999 and 2000, respectively, or a committee thereof, attended by such director, plus out-of-pocket costs. Directors who are also officers or employees of the Company receive no additional compensation for their services as directors.

     On July 12, 1998, Seymour Schlager, M.D., J.D., was granted options to purchase up to 15,000 shares of Common Stock of the Company at an exercise price of $2.19 per share (the fair market value per share of Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on July 12, 1999 and expire on July 11, 2008.

     On January 20, 2000, Bruce Simpson, was granted options to purchase up to 15,000 shares of Common Stock of the Company at an exercise price of $1.97 per share (the fair market value per share of Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on January 20, 2001 and expire on January 19, 2010.

     On March 8, 2000, Richard Fuisz, M.D., was granted options to purchase up to 30,000 shares of Common Stock of the Company at an exercise price of $3.06 per share (the fair market value per share of Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on March 8, 2000 and expire on March 7, 2010.

                      Comparative Stock Performance

     The comparative Stock performance graph below compares the cumulative Stockholder return on the Common Stock of the Company for the period from December 31, 1994 through the year ended December 31, 1999 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1994 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999.


                                  1994    1995    1996    1997    1998    1999
                                  ----    ----    ----    ----    ----    ----
Bradley Pharmaceuticals, Inc.      100   29.17   35.01   53.33   31.68   29.17
Nasdaq Composite Index             100  141.34  173.89  213.07  300.25  542.43
Nasdaq Pharmaceutical Index        100  183.41  183.98  189.98  241.68  451.62



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.





                              ANNUAL REPORT


     All shareholders of record of the Company as of the Record Date are concurrently being sent a copy of the Company's Annual Report to Shareholders for 1999. This Annual Report contains certified financial statements of the Company for the years ended December 31, 1999 and 1998.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK AND CLASS B COMMON STOCK AS OF THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO BRADLEY PHARMACEUTICALS, INC., 383 ROUTE 46 WEST, FAIRFIELD, NEW JERSEY 07004-2402, ATTENTION: CORPORATE SECRETARY.

                        SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by December 31, 2000 in order to be considered for inclusion in proxy materials distributed in connection with the next Annual Meeting of Shareholders.

                             MISCELLANEOUS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjourments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgement.

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular renumeration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.



                                     By Order of the Board of Directories,




                                     /S/Daniel Glassman
                                     -----------------------------
                                     DANIEL GLASSMAN
                                     Chairman & CEO